EXHIBIT 16(a)

           FUND NAME:  RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
                       THE DIVERSIFIED INCOME PORTFOLIO
                        HYPOTHETICAL $10,000 INVESTMENT

-----------------------------------------------------------------------------
FOR THE PERIOD APRIL 2, 1993 (COMMENCEMENT OF OPERATIONS)
     THROUGH OCTOBER 31, 1996
-----------------------------------------------------------------------------
Value of Initial $10,000      = ($10,000 / Beginning NAV) * Ending NAV
     Investment               = ($10,000 / $12.50) * $12.95
                              = $10,360.00

Value of Reinvested Income    = Shares Reinvested from Income Dividends
     Dividends                       * Ending NAV
                              = 326.24 * $12.95
                              = $4,224.86

Value of Reinvested Capital   = Shares Reinvested from Capital Gain
     Gain Distributions              Distributions * Ending NAV
                              = 12.13 * $12.95
                              = $157.02

TOTAL VALUE  =  $10,360.00 + $4,224.86 + $157.02 = $14,741.88


-----------------------------------------------------------------------------
FOR THE PERIOD APRIL 2, 1993 (COMMENCEMENT OF OPERATIONS)
     THROUGH OCTOBER 31, 1995
-----------------------------------------------------------------------------
Value of Initial $10,000      = ($10,000 / Beginning NAV) * Ending NAV
     Investment               = ($10,000 / $12.50) * $13.08
                              = $10,464.00

Value of Reinvested Income    = Shares Reinvested from Income Dividends
     Dividends                       * Ending NAV
                              = 259.40 * $13.08
                              = $3,392.95

Value of Reinvested Capital   = Shares Reinvested from Capital Gain
     Gain Distributions              Distributions * Ending NAV
                              = 12.13 * $13.08
                              = $158.66

TOTAL VALUE  =  $10,464.00 + $3,392.95 + $158.66 = $14,015.61

           FUND NAME:  RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
                          DIVERSIFIED INCOME PORTFOLIO
                             (STANDARDIZED RETURNS)


                                    1 YR            INCEPTION
                                 ----------         ---------
# YEARS IN PERIOD                     1               5.5890
AVERAGE ANNUAL TOTAL RETURN         1.50%             6.51%
MAXIMUM SALES LOAD                  3.50%             3.50%


FOR THE ONE YEAR PERIOD ENDED OCTOBER 31, 1996

Average Annual Total Return
---------------------------

(ERV/P)**(1/N)          -1  = T

($1,015.01/1,000)**1    -1  = T
                     .0150  = T
                     1.50%  = T


FOR THE FIVE YEAR PERIOD ENDED OCTOBER 31, 1996

Average Annual Total Return
---------------------------

(ERV/P)**(1/N)          -1  = T

($1,330.94/1,000)       -1  = T
       ** (1/5)      .0588  = T
                     5.88%  = T


INCEPTION THROUGH OCTOBER 31, 1996

Average Annual Total Return
---------------------------

(ERV/P)**(1/N)          -1  = T

($1,422.59/1,000)
    ** (1/5.5890)       -1  = T
                     .0651  = T
                     6.51%  = T

           FUND NAME:  RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
                           DIVERSIFIED INCOME PORTFOLIO
                            (NON-STANDARDIZED RETURNS)

                                    1 YR        5 YR       INCEPTION
                                   ------      ------      ---------
# YEARS IN PERIOD                     1          5          5.5890
CUMULATIVE TOTAL RETURN
  (Excluding Maximum Sales Load)    5.18%      37.92%        47.42%
CUMULATIVE TOTAL RETURN
  (After Deducting Maximum
     Sales Load)                    1.50%      33.09%        42.26%
AVERAGE ANNUAL TOTAL RETURN         5.18%       6.64%         7.19%
MAXIMUM SALES LOAD                  3.50%       3.50%         3.50%


FOR THE ONE YEAR PERIOD ENDED OCTOBER 31, 1996
------------------------------------------------------------------------

Cumulative Total Return             Average Annual Total Return
-----------------------             ---------------------------

(ERV/P)             - 1  = T        (ERV/P)**(1/N)       -1  = T

($1,051.83/1,000)    -1  = T        ($1,051.83/1,000)    -1  = T
                  .0518  = T                          .0518  = T
                  5.18%  = T                          5.18%  = T


FOR THE FIVE YEAR PERIOD ENDED OCTOBER 31, 1996
------------------------------------------------------------------------

Cumulative Total Return             Average Annual Total Return
-----------------------             ---------------------------

(ERV/P)             - 1  = T        (ERV/P)**(1/N)       -1  = T

($1,379.21/1,000)    -1  = T        ($1,379.21/1,000)
				  .3792  = T				**(1/5)      -1  = T
                 37.92%  = T                          .0664  = T
                                                      6.64%  = T


INCEPTION THROUGH OCTOBER 31, 1996

Cumulative Total Return             Average Annual Total Return
-----------------------             ---------------------------
(Excluding Maximum Sales Load)
------------------------------

(ERV/P)               -1  = T       (ERV/P)**(1/N)       -1  = T

($1,474.19/1,000)     -1  = T       ($1,474.19/1,000)
                                        ** (1/5.5890)    -1  = T
                   .4742  = T                         .0719  = T
                  47.42%  = T                         7.19%  = T

Cumulative Total Return  (After Deducting Maximum Sales Load)
-------------------------------------------------------------

(ERV/P)                -1   = T

($1,422.59/1,000)      -1   = T
                    .4226   = T
                   42.26%   = T

           FUND NAME:  RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
                        DIVERSIFIED INCOME PORTFOLIO

           Yield for the Thirty-Day Period Ended October 31, 1996


ACTUAL YIELD FOR THE 30-DAY PERIOD:
-----------------------------------

Yield  =  2[((a-b)/cd + 1)**6 - 1]

Yield  =  2[((169,788.79 - 16,928.50)/2,469,123.7103 * $13.42 + 1)** 6 -1]

Yield  =  .05600042

Yield  =  5.60%


YIELD FOR THE PERIOD WITHOUT THE EFFECT OF FEE WAIVERS:
-------------------------------------------------------

Yield  =  2[((a-b)/cd + 1)**6 - 1]

Yield  =  2[((169,788.79 - 29,271.26)/2,469,123.7103 * $13.42 + 1)** 6 -1]

Yield  =  .05143068

Yield  =  5.14%